Exhibit 10.1

LIMITED GUARANTY

This LIMITED GUARANTY (this “Limited Guaranty”), dated as of July 10, 2017, is made by AEMETIS, INC. (the “Parent Guarantor”) and Aemetis Advanced Products Keyes, Inc. (“AAPK” and collectively with the Parent Guarantor, the “Guarantors”), in favor of THIRD EYE CAPITAL CORPORATION, as administrative agent and collateral agent for and on behalf of the Noteholders (as defined in the Note Purchase Agreement referred to below) (in such aforesaid capacities, or any successor or assign in such capacities, the “Agent”).

PRELIMINARY STATEMENTS:

(1)           Goodland Advanced Fuels, Inc., a Delaware corporation (the “Borrower”), the Noteholders from time to time party thereto, and the Agent have entered into that certain Note Purchase Agreement of even date herewith (as amended, varied, supplemented, restated, renewed or replaced at any time and from time to time, the “Note Purchase Agreement”).

(2)           Pursuant to the Note Purchase Agreement, the Noteholders have agreed to make Loans from time to time to the Borrower, upon the terms and subject to the conditions set forth therein.

(3)           The Borrower and each Guarantor have entered into separate Intercompany Revolving Promissory Notes of even date herewith (as amended, varied, supplemented, restated, renewed or replaced at any time and from time to time, the “Intercompany Revolving Notes”) pursuant to which the Borrower may, from time to time, lend a portion of the proceeds of Revolving Advances incurred under the Note Purchase Agreement to each Guarantor.

(4)           This Limited Guaranty is secured by a first priority lien, subject to liens existing in connection with the Existing Agreement, pursuant to separate General Security Agreements entered into by each Guarantor.

(5)           Prior to the Aemetis Option Exercise Date, this Limited Guaranty guarantees the Guaranteed Obligations in an amount not to exceed the Guaranty Limit. On and after the Aemetis Option Exercise Date, this Limited Guaranty shall guarantee the Guaranteed Obligations without giving effect to the Guaranty Limit.

(6)           It is a condition precedent to the obligation of the Noteholders to make Loans under the Note Purchase Agreement that the Guarantors shall have executed and delivered this Limited Guaranty to the Agent, for the benefit of the Agent, the Noteholders from time to time party to the Note Purchase Agreement and any other holder of any Note Indebtedness (collectively with the Agent and the Noteholders, the “Secured Parties”).

(7)           The Guarantors will derive substantial direct and indirect benefit from the transactions contemplated by Note Purchase Agreement.

1.
DEFINITIONS. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Note Purchase Agreement. In addition, when used herein, “Aemetis Option Exercise Date” shall mean the date upon which the Aemetis Option is exercised in accordance with its terms; “Existing Agreement” shall mean that certain Amended and Restated Note Purchase Agreement dated as of July 6, 2012, as amended, restated, supplemented, revised or replaced from time to time, among the borrowers party thereto, Parent Guarantor, the noteholders party thereto and Third Eye Capital Corporation, an Ontario corporation, in its capacity as agent for and on behalf of the noteholders party thereto and each document or agreement entered into in connection therewith; and “Guaranty Limit” shall mean an amount equal to the sum of (a) the aggregate amount of Note Indebtedness advanced by the Borrower to each Guarantor under and in accordance with the Intercompany Revolving Notes (irrespective of which Guarantor is the obligor under any particular Intercompany Revolving Note) and (b) the obligations of the Guarantors under Section 4.12 hereof.

2.
THE GUARANTY.

2.1            Limited Guaranty of Guaranteed Obligations. The Guarantors unconditionally, jointly and severally, guarantee to the Agent, on behalf of the Secured Parties, and their respective successors, endorsees, transferees and assigns, the prompt payment and performance of all Note Indebtedness, whether such obligations constitute principal, interest, expenses, indemnification expenses or other obligations (collectively, the “Guaranteed Obligations”); provided that prior to the Aemetis Option Exercise Date, the aggregate obligations and liabilities of the Guarantor hereunder shall not at any time or in any event or circumstance exceed the Guaranty Limit and provided, further, that on and after the Aemetis Option Exercise Date, this Limited Guaranty will no longer give effect to and shall be construed as excluding the term “Guaranty Limit”. All payments under this Limited Guaranty shall be made in United States Dollars in immediately available funds within five (5) Business Days after the Agent’s demand therefor.

2.2           Guarantee Absolute. The Guarantors guarantee that the Guaranteed Obligations will be paid strictly in accordance with their terms regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent and/or Secured Parties with respect thereto. The liability of the Guarantors hereunder shall be primary, absolute and unconditional irrespective of:

(a)           any lack of validity or enforceability of the Note Indebtedness or the Guaranteed Obligations or any agreement or instrument relating thereto;

(b)           any change in the time, manner or place of the payment of, or in any other term of, all or any of the Note Indebtedness or the Guaranteed Obligations, or any amendment or modification of or any consent to departure from this Limited Guaranty or any other Note Purchase Document;

(c)           any exchange, release, unopposability or nonperfection of any Collateral or any release or amendment to, waiver of, or consent to departure from, or any guarantee for, all or any part of the Note Indebtedness or the Guaranteed Obligations;

(d)           any whole or partial termination of this Limited Guaranty; or

(e)           any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Obligor in respect of the Note Indebtedness.

2.3           Consents, Waivers and Renewals. The Guarantors hereby renounce the benefits of division and discussion. The Guarantors hereby waive promptness, diligence, notice of the acceptance hereof, notice of intent to accelerate and notice of acceleration and any other notice with respect to any of the Note Indebtedness or the Guaranteed Obligations, this Limited Guaranty or the other Note Purchase Documents and any requirement that the Agent and/or Secured Parties protect, secure, perfect, render opposable or insure any Agent’s Lien or Lien on any Property subject thereto or exhaust any right or take any action against any other Person or any Collateral before proceeding hereunder. The Guarantors agree that the Agent and/or Secured Parties may at any time and from time to time, either before or after the maturity of the Note Indebtedness, without notice to or further consent of any Guarantor or any other Person extend the time of payment of, exchange or surrender any Collateral for, or renew any of the Note Indebtedness or the Guaranteed Obligations, and may also make any agreements with any other party to or Person liable on any of the Note Indebtedness, or interested therein, for the extension, renewal, payment, compromise, discharge, or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between the Agent and/or any Noteholders and the Borrower or any such other party or Person, without in any way impairing or affecting this Limited Guaranty. The Guarantors agree to make payment to the Agent, for the ratable benefit of the Secured Parties, of any of the Note Indebtedness and the Guaranteed Obligations whether or not the Agent and/or any Secured Parties shall have resorted to any collateral security, or shall have proceeded against any other obligor principally or secondarily obligated with respect to any of the Note Indebtedness or the Guaranteed Obligations. Each Guarantor hereby irrevocably renounces every right it may acquire to be released from its guarantee pursuant to applicable law. At the request of the Agent or any Secured Party, made at any time, the Guarantors shall renew the Limited Guaranty hereunder by executing such documents for this purpose as may be reasonably requested by the Agent.

2.4           Reinstatement. If at any time any payment in respect of any of the Guaranteed Obligations is rescinded or must otherwise be returned for any reason whatsoever, in whole or in part, the Guarantors’ obligations hereunder shall (x) revive and remain in full force and effect or (y) be reinstated (as the case may be) with respect to such Guaranteed Obligations, in any case, subject to the Guaranty Limit.

2.5           Payments. All payments made by, or on behalf of, the Guarantors hereunder will be made without setoff, counterclaim or other defense.

2.6           Subrogation. The Guarantors shall not exercise any rights which it may acquire by way of subrogation under this Limited Guaranty or the other Note Purchase Documents, by any payment made hereunder or otherwise, until all the Note Indebtedness and the Guaranteed Obligations shall have been paid in full. If any amount shall be paid to the Borrower on account of such subrogation rights in violation of the foregoing restriction, such amount shall be held in trust and as mandatary for the benefit of the Agent (for itself and the other Secured Parties) and shall forthwith be paid to the Agent (for itself and the other Secured Parties) to be credited and applied to the Note Indebtedness, whether matured or unmatured.

2.7           Postponement and Subordination. Guarantors hereby postpone any right of enforcement, remedy and action and subordinate any claims, including any right of payment, subrogation, contribution and indemnity that they may have at any time against any Obligor or any other guarantor, howsoever arising, to irrevocable payment in full of the Note Indebtedness. Any such claims (whether secured or unsecured) and any such remedial rights are hereby assigned or hypothecated to Agent and the Secured Parties (and shall be assigned or hypothecated pursuant to documentation satisfactory to Agent), and any such claims owing and paid to the Guarantors in contravention of the terms of this Limited Guaranty shall be received and held by such Guarantor in trust and as agent and mandatary for the benefit of Agent and the Secured Parties and the proceeds thereof shall forthwith be paid over to Agent to be credited and applied to the Note Indebtedness, whether matured or unmatured, in accordance with the terms of this Limited Guaranty. In furtherance of the foregoing, any and all Liens held by the Guarantors shall for all purposes be, and at all times remain, inferior, junior and subordinate to the Liens from time to time held by the Agent under the Security Documents; without limiting the generality of the foregoing, the foregoing priority shall prevail in all circumstances and irrespective of: (i) the priorities otherwise accorded to any such Liens by any applicable law; (ii) the time or order of the creation, granting, execution or delivery of the Note Indebtedness, the Note Purchase Documents or any other deed, document, instrument, act or notice; (iii) the time or order of the attachment or perfection or setting-up of the security interests and hypothecs constituted by any such Liens; (iv) the time or order of registration, notification or publication of any such Liens or the filing of financing statements or other instruments and documents with respect thereto; (v) the time of the making of advances and other credits under the Note Indebtedness; or (vi) the giving of, or the failure to give, any notice to the Guarantors or the time of giving of any such notice; in addition, the Guarantors hereby cede priority of rank and payment to the Agent and the Secured Parties in all respects to the extent necessary to give full effect to the foregoing.

2.8           Waivers. In addition to the waivers contained in Section 2.3 hereof, the Guarantors waive, and agree to the fullest extent permitted by law that they shall not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshaling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by the Guarantors of the Guaranteed Obligations hereunder (subject to the Guaranty Limit) or the enforcement by the Agent of, this Limited Guaranty. The Guarantors hereby waive, to the fullest extent permitted by law, diligence, presentment and demand (whether for the benefit of any statute of limitations affecting each Guarantor’s liability hereunder or the enforcement hereof, non-payment or protest or of acceptance, extension of time, change in nature or form of the Guaranteed Obligations, acceptance of further security, release of further security, composition or agreement arrived at as to the amount of, or the terms of, the Guaranteed Obligations, notice of adverse change in the Borrower’s financial condition or any other fact which might increase the risk to the Guarantors) with respect to any of the Guaranteed Obligations or all other demands whatsoever and waives, to the fullest extent permitted by law, the benefit of all provisions of law which are or might be in conflict with the terms of this Limited Guaranty.

3.
REPRESENTATIONS AND WARRANTIES.

3.1           To induce the Agent and the other Secured Parties to enter into the transactions contemplated by the Note Purchase Documents, each Guarantor makes the following representations and warranties to the Agent and each Secured Party, each and all of which shall survive the execution and delivery of this Limited Guaranty: Each Guarantor (i) has relied exclusively on such Guarantor’s own independent investigation of the Borrower for such Guarantor’s decision to guarantee the Guaranteed Obligations now existing or thereafter arising (subject to the Guaranty Limit), (ii) has sufficient knowledge of the Borrower to make an informed decision about this Limited Guaranty, and neither the Agent nor any other Secured Party has any duty or obligation to disclose any information in its possession or control about the Borrower to any Guarantor, and (iii) has adequate means to obtain from the Borrower on a continuing basis information concerning the financial condition of the Borrower and is not relying on the Agent or any other Secured Party to provide such information either now or in the future.

3.2           In addition, each Guarantor represents and warrants to the Agent and the Secured Parties as follows:

(a)           Each Guarantor has had the opportunity to discuss the terms and conditions of the Note Purchase Documents and the Aemetis Option with its own counsel and has relied on such counsel’s advice with respect to the Note Purchase Documents and the Aemetis Option in conjunction with the execution of this Limited Guaranty.

(b)            Each Guarantor makes the additional representations and warranties set forth on Exhibit A hereto.

4.
OTHER TERMS.

4.1           Covenants.

(a)           Each Guarantor makes the covenants set forth on Exhibit B hereto.

(b)           Subject to the terms of the Existing Agreement, each Guarantor shall be required to, and hereby agrees to, contribute 100% of the net cash proceeds received by such Guarantor from the EB-5 Program Issuance to the Borrower and thereafter cause the Borrower to use 100% of such proceeds to make a mandatory prepayment on the Term Loan under and in accordance with Section 2.4(b)(ii) of the Note Purchase Agreement.

4.2           Amendments. This Limited Guaranty may not be amended or modified except by the written agreement of the Guarantors and the Agent.

4.3           Waiver. No waiver of any provision of this Limited Guaranty, and no consent to any departure by the Guarantors herefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Agent or any other Secured Party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

4.4           Notices. All notices, requests and demands and other communications to or upon the Agent or any Obligor hereunder shall be effected in the manner provided for in Section 8.2 of the Note Purchase Agreement; provided that any notice, request, demand or other communication to the Guarantors shall be addressed to each Guarantor at its address on the signature page to this Limited Guaranty. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).

4.5           Severability.  Any provision of this Limited Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

4.6           Section Headings. The Section headings used in this Limited Guaranty are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

4.7           Counterparts. This Limited Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this document by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Limited Guaranty.

4.8           Submission to Jurisdiction; Waivers.

(a)           Jurisdiction. EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST ANY SECURED PARTY OR ANY RELATED PARTY OF ANY SECURED PARTY IN ANY WAY RELATING TO THIS LIMITED GUARANTY OR ANY OTHER NOTE PURCHASE DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS LIMITED GUARANTY OR IN ANY OTHER NOTE PURCHASE DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS LIMITED GUARANTY OR ANY OTHER NOTE PURCHASE DOCUMENT AGAINST THE PLEDGOR OR ANY OTHER OBLIGOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(b)           Waiver of Venue. Each Guarantor irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Limited Guaranty in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)           Service of Process. Each party irrevocably consents to service of process in the manner provided for notices in Section 4.4. Nothing in this Limited Guaranty will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

(d)           Waiver. Each Guarantor hereby waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary punitive or consequential damages.

4.9           Governing Law. THIS LIMITED GUARANTY AND THE RIGHTS AND OBLIGATIONS HEREUNDER OF THE GUARANTORS, THE BORROWER AND THE SECURED PARTIES AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS LIMITED GUARANTY AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

4.10           WAIVER OF JURY TRIAL. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS LIMITED GUARANTY OR ANY TRANSACTION CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY SECURED PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH SECURED PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT THE SECURED PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS LIMITED GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

4.11             Assignment. This Limited Guaranty shall be binding on, and shall inure to the benefit of the Guarantors, the Agent, each Secured Party and their respective successors and assigns; provided that no Guarantor may assign or transfer its rights or obligations under this Limited Guaranty without the written consent of the Agent.

4.12             Indemnity and Expenses. (a) The Guarantors, jointly and severally, agree to indemnify the Agent, each Noteholder and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related costs and expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including an Obligor) arising out of, in connection with, or as a result of (i) the execution or delivery of this Limited Guaranty, any other Note Purchase Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) the use or proposed use of the proceeds therefrom, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Obligor; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by any Obligor against an Indemnitee for a material breach in bad faith of such Indemnitee’s obligations hereunder or under any other Note Purchase Document, if any such Obligor has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(b)           The Guarantors shall not, without the prior written consent of the applicable Indemnitee(s), effect any settlement of any pending or threatened claim, litigation, investigation or proceeding in respect of which such Indemnitee is a party and indemnity could have been sought hereunder by such Indemnitee, unless such settlement (i) includes an unconditional release of such Indemnitee from all liability or claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability, or a failure to act by or on behalf of such Indemnitee.

(c)           The Guarantors will upon demand, jointly and severally, pay to the Agent the amount of any and all expenses, including, without limitation, the fees and expenses of its counsel and of any experts and agents, that the Agent or any Secured Party may incur in connection with (i) the exercise or enforcement of any of the rights of the Agent or the other Secured Parties hereunder or (ii) the failure by any Guarantor to perform or observe any of the provisions hereof.

(d)           The agreements in this Section 4.12 shall survive repayment of the Note Indebtedness and all other amounts payable under the Note Purchase Agreement and the other Note Purchase Documents.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Limited Guaranty as of the date first above written.

AEMETIS, INC., as a Guarantor

By:
/s/ Eric A. McAfee
Name: Eric A. McAfee
Title: President and CEO

Address for Notices to Guarantor:
20400 Stevens Creek Blvd, Suite 700
Cupertino, CA 95014
Attention:  Chief Executive Officer
Telephone:  ________________
Facsimile:  _________________

AEMETIS ADVANCED PRODUCTS KEYES, INC., as a Guarantor

By:
/s/ Eric A. McAfee
Name: Eric A. McAfee
Title: President and CEO

Address for Notices to Guarantor:
20400 Stevens Creek Blvd, Suite 700
Cupertino, CA 95014
Attention:  Chief Executive Officer
Telephone:  ________________
Facsimile:  _________________

THIRD EYE CAPITAL CORPORATION, as the Agent

By:
/s/ Arif N. Bhalwani
Name: Arif N. Bhalwani
Title: Managing Director

Signature Page to Limited Guaranty

Acknowledged and Agreed:

GOODLAND ADVANCED FUELS, INC.,
as the Borrower

By:      /s/ Michael L. Peterson
Name: Michael L. Peterson
Title: President and CEO

Signature Page to Limited Guaranty

EXHIBIT A

Subject to the disclosures set forth in the disclosure schedule of the Guarantors delivered to Agent and Noteholders concurrently with the execution and delivery of this Limited Guaranty (the “Disclosure Schedule”) (each of which disclosures, in order to be effective, shall clearly indicate the Section and, if applicable, the Subsection of this Exhibit A to which it relates), each Guarantor represents and warrants to the Agent as follows:

(a)           Each Guarantor (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the power and authority, and the legal right, to own and operate its Property and to conduct the business in which it is currently engaged, (iii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification and (iv) is in compliance with all Requirements of Law in all material respects.

(b)          Each Guarantor has the power and authority, and the legal right, to make, deliver and perform the Note Purchase Documents to which it is a party, to consummate the transactions contemplated thereby and, as the case may be, to obtain extensions of credit hereunder. Each Guarantor has taken all necessary organizational action to authorize the execution, delivery and performance of the Note Purchase Documents to which it is a party and to authorize the extensions of credit on the terms and conditions of this Limited Guaranty. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the transactions contemplated hereunder or with the execution, delivery, performance, validity or enforceability of this Limited Guaranty or any of the Note Purchase Documents. Each Note Purchase Document to which any Guarantor is a party has been duly executed and delivered on behalf of such Guarantor. This Limited Guaranty constitutes, and each other Note Purchase Document upon execution will constitute, a legal, valid and binding obligation of each Guarantor a party thereto, enforceable against such Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(c)          The execution, delivery, and performance by the Guarantors of this Limited Guaranty and the other Note Purchase Documents to which each such Guarantor is a party and compliance with the terms and provisions hereof and thereof will not (i) violate or conflict with, or result in a breach of, or require any consent (other than those that have been, or on the Closing Date will be, duly obtained or made and which are, or on the Closing Date will be, in full force and effect) under (A) the Organic Documents of each Guarantor, (B) any Requirement of Law, or (C) any material agreement or instrument to which each Guarantor is a party or by which it or any of its properties is bound or subject, or (ii) result in the creation or imposition of any Lien upon any of the revenues or assets of any Guarantor other than the Liens arising under the Note Purchase Documents.

(d)         All factual information taken as a whole (other than forward-looking information and projections and information of a general economic nature and general information about the industry of the Guarantors) furnished by or on behalf of the Guarantors in writing to the Agent or any Noteholder for purposes of or in connection with this Limited Guaranty or any other Note Purchase Document, will be true and accurate in all material respects, on the date as of which such information is dated or certified and is not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. The projections delivered to the Agent represent, the good faith estimate of the Guarantors, on the date such projections were/are delivered, of the each such Guarantor’s future performance for the periods covered thereby based upon assumptions believed by the Guarantors to be reasonable at the time of the delivery thereof to the Agent.

(e)          Schedule A(e) hereto is a correct and complete list of each Guarantor’s head office, registered office and chief executive office, the location of its books and records and the locations of its Property. Each Guarantor enjoys peaceful and undisturbed possession under all leases material to its business, if any, and to which it is a party or under which it is operating, and all such material leases, if any, are valid and subsisting and no material default by either Guarantor exists under any of them.

(f)           Neither Guarantor nor to the knowledge of either Guarantor, any of its respective Affiliates, is (i) in violation of any applicable laws relating to terrorism or money laundering (“Anti-Terrorism Laws”), including, but not limited to, (x) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, (y) the laws, rules and regulations comprising or implementing the Bank Secrecy Act, (z) the laws, rules and regulations administered by the United States Department of the Treasury’s Office of Foreign Asset Control (“OFAC”) (as any of the foregoing laws described in this Section A(f) may from time to time be amended, renewed, extended, or replaced), or (ii) currently a Sanctioned Entity. No proceeds from any AAPK Intercompany Note or Parent Intercompany Note has been used by any Guarantor to lend, contribute, provide, or has otherwise been made available by any Guarantor to fund, any activity or business in any Designated Jurisdiction or to fund any activity or business of any Sanctioned Entity, or in any other manner that will result in any violation by any Noteholder, the Agent or any of their respective Affiliates, of Sanctions.

(g)           Neither Guarantor nor to the knowledge of any Guarantor, any of its respective Affiliates or any of their respective agents acting in any capacity in connection with the AAPK Intercompany Note and the Parent Intercompany Note or other transactions hereunder (i) conducts any business or engages in making or receiving any contributions of funds, goods or services to or for the benefit of any Sanctioned Entity, except to the extent not in violation of Sanctions or (ii) knowingly engages in or conspires to knowingly engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any applicable Anti-Terrorism Law.

(h)           Each Guarantor is in compliance in all material respects with the Foreign Corrupt Practices Act, as amended, and rules and regulations thereunder (“FCPA”). No part of the proceeds of the AAPK Intercompany Note or the Parent Intercompany Note will be used directly or indirectly for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA.

(i)           To the knowledge of either Guarantor, no Guarantor is not in violation of any Requirement of Law, including all environmental laws, in any material respect.

(j)          There are no actions, suits, litigation or proceedings, at law or in equity, pending by or against either Guarantor before any court, administrative agency, or arbitrator in which a likely adverse decision could reasonably be expected to have a Material Adverse Effect.

(k)           Each Guarantor has filed all federal and other material tax returns required to be filed, including all income, franchise, employment, property, and sales tax returns, and has paid all of their respective federal and other material taxes, assessments, governmental charges, and other levies that are due and payable, except to the extent such taxes are contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof. No Guarantor has knowledge of any pending investigation of either Guarantor by any taxing authority or of any pending unassessed tax liability (other than taxes which are not yet due and payable) of any Guarantor.

(l)            Each Guarantor has rights in or the power to transfer the Collateral, and its title to the Collateral is free and clear of Liens, adverse claims and restrictions on transfer or pledge except as permitted under this Limited Guaranty or the other Note Purchase Documents.

(m)          The proceeds of the AAPK Intercompany Note and the Parent Intercompany Note shall be used by the respective Guarantor for the purposes described on Schedule 5.1(i) to the Note Purchase Agreement. Neither Guarantor is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U, or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any AAPK Intercompany Note and the Parent Intercompany Note will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

(n)           No Guarantor is (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940 or (ii) subject to regulation under any other federal or state statute, rule or regulation limiting its ability to incur Indebtedness, pledge its assets or perform its obligations under the Note Purchase Documents.

(o)           All financial statements related to either Guarantor that are delivered by such Guarantor to Agent fairly present in all material respects such Guarantor’s financial condition as of the date thereof and such Guarantor’s results of operations for the period then ended. There has not been a material adverse change in the financial condition of Guarantor since the date of the most recent of such financial statements submitted to Agent.

(p)          The properties of the Guarantors are insured with financially sound and reputable insurance companies which are not Affiliates of the Guarantors, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Guarantor operates.

(q)           Each Guarantor has met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from any Guarantor’s failure to comply with ERISA that is reasonably likely to result in a Guarantor incurring any liability that could reasonably be expected to have a Material Adverse Effect.

(r)           Each Guarantor is able to pay its debts (including trade debts) as they mature; the fair saleable value of each Guarantor’s assets (including goodwill minus disposition costs) exceeds the fair value of such Guarantor’s liabilities; and no Guarantor will not be left with unreasonably small capital after the transactions contemplated by this Limited Guaranty and the other Note Purchase Documents.

(s)           The representations and warranties made in this Exhibit A shall survive the execution and delivery of this Limited Guaranty and shall deemed to have been made by each Guarantor on the Closing Date and repeated by each Guarantor, in each case with reference to the facts and circumstances then existing, on each Interest Payment Date and any subsequent Drawdown Date.

EXHIBIT B

1.
Affirmative Covenants. So long as any of the Guaranteed Obligations shall remain unpaid, each Guarantor will, unless the Agent shall otherwise consent in writing, in its sole and absolute discretion:

(a)        Maintenance of Existence; Compliance. (i) Preserve, renew and keep in full force and effect its organizational existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, (ii) comply in all material respects with all contractual obligations, (iii) comply in all material respects with all Requirements of Law, and (iv) preserve, renew and keep in full force and effect all material contracts.

(b)        Payment of Obligations. Except for amounts due and payable under the Existing Agreement, pay, discharge or otherwise satisfy at maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature (including all taxes), except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of such Guarantor or its Subsidiary, as applicable.

(c)        Reporting Requirements. Furnish to the Agent (i) written notice of the occurrence of any Default or Event of Default or any other event or circumstance that may constitute a Material Adverse Effect and (ii) such information with respect to the condition or operations, financial or otherwise, of the Guarantors as the Agent may from time to time reasonably request, including, without limitation:

(1) Annual Reporting: within ninety (90) days following the close of each fiscal year, i) each Guarantor’s annual financial statements, prepared in accordance with GAAP and reviewed by a recognized firm of qualified accountants acceptable to the Agent and presenting fairly the financial condition of such Guarantor and any of its Subsidiaries as of the date thereof and for the period then ended (and including a letter from such accountants), and ii) a copy of the Capital Expenditure budget of such Guarantor and its Subsidiaries for such following fiscal year;

(2) Quarterly Reporting: within forty-five (45) days after the close of each fiscal quarter, i) quarterly and fiscal year-to-date unaudited consolidated financial statements of each Guarantor and its Subsidiaries, including an income statement, balance sheet, and statement of cash flow, statement of earnings prepared in accordance with GAAP (subject to the absence of notes and annual adjustment) ii) updates to the current year’s financial projections for each such remaining fiscal quarters, and (C) updates to the Capital Expenditure budget for each such remaining fiscal quarters;

(3) Quarterly Compliance Certificate: forty-five (45) days after the close of each fiscal quarter, a compliance certificate, duly executed by a Responsible Officer, demonstrating compliance with the financial covenants set forth in Section 2(l) of this Exhibit B and in the form attached hereto as Schedule 1 or otherwise satisfactory in form and substance to the Agent;

(4) Annual Budget: As soon as available and in any event within forty-five (45) days following the commencement of each fiscal year, the annual business plan of each Guarantor and its Subsidiaries prepared on a consolidated basis, with financial projections and budgets on an annual basis, in each case consisting of a balance sheet, statement of income, statement of cash flows, proposed Capital Expenditures and a list of assumptions upon which such projections are based (the “Guarantor Annual Budget”) for such fiscal year;

(5) Guarantor Annual Budget Updates: As soon as practicable and in any event within (A) sixty (60) days after each fiscal year and (B) two hundred and forty (240) days after each fiscal year, updates of the cash flow projections and budget from the Guarantor Annual Budget with projections for the immediately succeeding twelve-month or six-month period, as applicable, together with a summary of variances from the applicable projections providing supplementary detailed schedules and information supplementary to and consistent with the Guarantor Annual Budget;

(6) Material Internal Reports: Immediately upon receipt by any Guarantor or any its Subsidiaries, copies of any reports, including material internal reports provided to or by its engineers, other employees or external consultants with respect to the Riverbank Project;

(7) Insurance and Security: From time to time upon request of the Agent, and in any event at least annually, evidence of (A) the maintenance of all insurance required to be maintained pursuant to this Limited Guaranty, including originals or copies as the Agent may request of policies, certificates of insurance, riders, endorsements and proof of premium payments, (B) maintenance of onsite security personal on a 24/7 basis, and (C) the good standing of all authorizations, permits, licenses, certifications, consents, registrations and approvals material to either Guarantor;

(8) Shareholder Notices: Copies of all notices, reports and other documents sent to shareholders and directors of a Guarantor or any of its Subsidiaries as the Agent, on behalf of the Noteholders, may from time to time reasonably request;

(9) Riverbank Project Reports: As soon as available and in any event within fifteen (15) days after the end of each calendar month, an update on the Riverbank Project prepared by management of AAPK, in form and substance satisfactory to the Agent;

(10) SEC Reports: Copies of all notices, reports, press releases, circulars, offering documents and other documents of each Guarantors or any of its Subsidiaries filed with, or delivered to, any stock exchange or securities commission or a similar Governmental Authority in any applicable jurisdiction; and

(11) Other Information: Such other information respecting the condition or operations, financial or otherwise, of the business of each Guarantor or any its Subsidiaries, the Collateral, or any other Obligor as the Agent may from time to time require, including appraisals and valuations of the Mortgaged Property, the Riverbank Project.

(d)        Environmental Issues. (i) Comply with all applicable environmental laws, including obtaining and maintaining all relevant environmental permits; (ii) promptly notify Noteholders of any environmental claim, notice or order against it; and (iii) conduct such environmental audits as may reasonably be requested by the Agent.

(e)        Security. Do, observe and perform or cause to be done, observed and performed all of its obligations and all matters and things necessary or expedient and which may be legally done, observed and performed by each Guarantor and each Subsidiary for the purpose of perfecting, setting-up, rendering opposable, creating or maintaining its rights and interest in all collateral in which such Person has granted Liens in favor of the Agent. Each Guarantor and each Subsidiary shall promptly execute and deliver to the Agent such additional or complementary security documents, or such confirmations or such notices or documents containing such further description of properties charged or intended to be charged by the Security Documents as may in the reasonable opinion of the Agent be necessary or advisable to create and maintain its rights in all such collateral. Without limiting the generality of the foregoing, upon exercise of the Aemetis Option, the Parent, as holder of Capital Stock of the Borrower pursuant to the Aemetis Option, shall take such actions relating thereto that are requested by the Agent pursuant to this clause 1(e) to effectuate the terms and provisions of the Pledge Agreement. Each Guarantor shall cause to be promptly made all registrations, publications and filings (including any renewals thereof) and to be delivered all opinions, necessary, in the reasonable opinion of the Agent, to render the Security Documents, and the Liens made in favor of the Agent, to be fully effective as security. The Guarantors shall promptly notify the Agent of the establishment of any deposit account, securities account or other bank account by such Guarantor or any Subsidiary and, at the request of the Agent, enter into any control agreements with respect thereto as may be requested by the Agent. The Guarantors shall notify the Agent of the acquisition by such Guarantor or any Subsidiary of any material assets, the formation or acquisition of any new Subsidiaries of such Person and the acquisition of any interests in any real property, and shall take such actions relating thereto that are requested by the Agent pursuant to this clause 1(e), including, without limitation, causing any such new Subsidiary to become a Guarantor and/or causing any such assets to become subject to a Lien securing the Note Indebtedness.

(f)        Maintenance of Properties. Keep and maintain all Property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

(g)        Insurance.

(1) Maintain, with financially sound and reputable insurers having a rating acceptable to the Agent in its reasonable discretion, covering, except as permitted by the Agent, all of their Property, insurance against loss or damage by fire with extended coverage; theft, burglary, pilferage and loss in transit; public liability and third party property damage; larceny, embezzlement or other criminal liability; public liability and third party property damage; and such other hazards or of such other types as is customary for Persons engaged in the same or similar business, as the Agent, in its discretion, shall specify, in amounts, and under policies acceptable to the Agent.

(2) Cause the Agent, for the ratable benefit of the Agent and the Noteholders, to be named as loss payee or additional insured in each policy insuring its Property or any part thereof, in a manner acceptable to the Agent. All premiums for such insurance shall be paid by each Guarantor, as applicable, when due, and certificates of insurance and, if requested by the Agent or any Noteholder, photocopies of the policies, shall be delivered to the Agent, in each case in sufficient quantity for distribution by the Agent to each of the Noteholders. If either Guarantor fails to procure such insurance or to pay the premiums therefor when due, the Agent may do so from the proceeds of the Loans.

(h)        Inspection. Enable and assist representatives of the Agent to examine (and, if desired, copy) each Guarantor’s (and any of its subsidiaries’) records, to inspect any of its properties, to conduct field examinations, audits and appraisals of any of the Collateral, the Riverbank Project, and to discuss its business and affairs with its officers, directors, employees, accountants, auditors, partners, suppliers and customers all to the extent reasonably requested by the Agent and all at the Borrower’s expense. Not in limitation of the foregoing, enable and assist representatives of the Agent to conduct a monthly review of the progress of the Riverbank Project.

(i)         Use of Proceeds. Use the proceeds of the AAPK Intercompany Note or Parent Intercompany Note solely for the purposes identified on Schedule 5.1(i) to the Note Purchase Agreement or as otherwise agreed to by the Agent in its sole discretion, and not for personal, family, household or agricultural purposes or advanced to any Person who is not an Obligor.

(j)        Books and Records. Maintain at all times, correct and complete books, records and accounts in which complete, correct and timely entries are made of its transactions in accordance with GAAP. Each Guarantor and its Subsidiaries shall, by means of appropriate entries, reflect in such accounts and in all their financial statements adequate liabilities and reserves for all taxes and adequate provision for depreciation and amortization of Property and bad debts, all in accordance with GAAP. Each Guarantor and its Subsidiaries shall maintain at all times books and records pertaining to their Property in such detail, form and scope as the Agent shall reasonably require, including, without limitation, records of: (i) all payments received and all credits and extensions granted with respect to their accounts or claims; and (ii) all other dealings affecting their Property. Upon request by the Agent, each Guarantor shall promptly deliver or cause to be delivered (where applicable and provided such delivery is permitted by law): (i) technical and engineering reports prepared by independent experts in connection with the business of the Guarantors; (ii) copies of all material and selected contracts and authorizations; (iii) organizational charts for the Guarantors and a summary of compensation of all personnel of the Guarantors; (iv) copies of reports sent to shareholders and directors of any of the Guarantors; and (v) such further schedules, documents, and information as the Agent may require.

(k)        Further Assurances. At its own cost and expense, execute and deliver to Agent and Noteholders all such documents, instruments and agreements and do all such other acts and things as may be reasonably required, in the opinion of the Agent, to carry out the purpose of each Note Purchase Document to which it is a party or to enable the Agent and Noteholders to exercise and enforce their rights hereunder or thereunder.

(l)         Taxes. Make due and timely payment or deposit of all federal, provincial, territorial, state and local taxes, assessments or contributions required of it by law (including, but not limited to, those laws concerning income taxes, F.I.C.A., F.U.T.A. and state disability), and will execute and deliver to the Agent, on demand, proof satisfactory to the Agent indicating that such Person has made such payments or deposits and any appropriate certificates attesting to the payment or deposit thereof.

(m)       Additional Guarantors and Security. Upon the request of the Agent following the formation or acquisition of any new direct or indirect Subsidiaries approved by the Agent by either Guarantor or the acquisition of any property by either Guarantor, and such property, in the judgment of the Agent, shall not already be subject to a perfected first priority security interest in favor of the Agent for the benefit of the Noteholders, then in each case at such Guarantor’s expense: (i) in connection with the formation or acquisition of a Subsidiary, within ten (10) days after such formation or acquisition, cause each such Subsidiary, and cause each direct and indirect parent of such Subsidiary (if it has not already done so), to duly execute and deliver to the Agent a supplement to the Guaranty, or other similar guaranty in form and substance satisfactory to the Agent, guaranteeing the Note Indebtedness; and (ii) within fifteen (15) days after such request, formation or acquisition, duly execute and deliver, and cause each such Subsidiary and each direct and indirect parent of such Subsidiary to duly execute and deliver to the Agent mortgages, pledges, assignments, security interests and other security agreements, as specified by and in form and substance satisfactory to Agent (including delivery of all Capital Stock in and of such Subsidiary, and other instruments requested by the Agent in connection therewith, in each case, securing payment of all Note Indebtedness.

(n)        Compensation Agreements. Prior to entering into or modifying any compensation agreements for key officers or directors of either Guarantor or any their respective Subsidiaries, each Guarantor shall provide the terms thereof to the Agent, and such terms must be satisfactory to the Agent, acting reasonably.

(o)         Control Agreement. Within thirty (30) days following a request of Agent from time to time with respect to any Guarantor, execute and deliver to Agent, one or more control agreements over such Guarantor’s deposit accounts countersigned by the applicable bank or third party, in each case, in a form acceptable to Agent in its sole discretion.

2.           Negative Covenants. So long as any of the Guaranteed Obligations shall remain unpaid, no Guarantor will, directly or indirectly, without the prior written consent of the Agent, in its sole and absolute discretion:

(a)           Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except:

(i)           Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the applicable Person in conformity with GAAP;

(ii)         carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

(iii)         pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation;

(iv)        easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of such Person; and

(v)
Liens created pursuant to the Security Documents.

(b)           Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except Permitted Indebtedness. Without the consent of the Agent, amend, modify or change any term or condition of any documentation entered into in connection with any Indebtedness (i) in any manner (i) if the effect of such amendment, modification or change is to restrict in any manner the ability of any Agent or the Noteholders to exchange, extend, renew, replace or refinance, in whole or part, the Term Loan, Revolving Advances or any other Indebtedness under the Note Purchase Documents, or (ii) in any other manner that could be adverse to the interests, rights or remedies of the Agent or any Noteholder under the Note Purchase Documents.

(c)           Capital Stock, Dividends, Etc. (i) Declare or make any Distribution or other dividend payment or distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of Capital Stock of any Guarantor, (ii) purchase, redeem or otherwise acquire for value any shares of any class of Capital Stock of any Guarantor or any of its Subsidiaries or any warrants, rights or options to acquire any such shares, now or hereafter outstanding or (iii) make any distributions, remuneration or payment (including any Distributions) in violation of the terms of any applicable subordination terms applicable to any Permitted Indebtedness. Notwithstanding any other term of this Limited Guaranty, each Guarantor and its Subsidiaries shall not, without the prior written consent of the Agent, make any transfer of funds, transfer of Property, or any distributions, remuneration or payment (including any Distributions) to any Person, other than (x) payments of cash made in accordance with an approved Annual Budget, Authorized Expenditures, or as otherwise required by applicable Governmental Authorities, (y) payments on account of the Guaranteed Indebtedness in accordance with the terms hereof, and (z) to the extent not otherwise prohibited by any Note Purchase Document, in the ordinary course of business and not in connection with or on account of any Indebtedness.

(d)           Investments. Make any Investment after the Closing Date except Permitted Investments.

(e)           Business, Management, Mergers, etc. (i) make any change in (A) board of directors or senior management of either Guarantor, (B) the compensation arrangements of any key officer or director of either Guarantor or any of their respective Subsidiaries, or (C) the capital structure of the either Guarantor or any of their respective Subsidiaries, (ii) make any material change in the nature of the business presently conducted by either Guarantor or any of their respective Subsidiaries; (iii) make any payments on account of bonuses or new retainers greater than $50,000 or establish or create any trust accounts, (iv) change its name; (v) change its jurisdiction of incorporation or its type of organization (that is, from a corporation) or otherwise amend, modify or change any of its Organic Documents, as in effect on the Closing Date; (vi) merge, amalgamate or consolidate with or into, or convey, transfer, lease or otherwise dispose of or alienate (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person, or dissolve or liquidate or terminate its legal existence, or (vii) make any change in (A) its accounting policies or reporting practices, except as required or permitted by GAAP, or (B) its fiscal year.

(f)           Change of Control. Cause, permit, or suffer, directly or indirectly, any of the following (other than to the extent caused by the exercise of the Aemetis Option or the exercise of the Warrant):

(i) the acquisition of ownership (other than by Persons who are Obligors as of the Closing Date), directly or indirectly, as the “beneficial owner” (as defined in Rules 13d−3 and 13d−5 under the Exchange Act) or owner of record, by any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) of Capital Stock of the Parent Guarantor representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Parent Guarantor (it being understood that to the extent that any Capital Stock of the Parent Guarantor held by any such person or group are disregarded for ordinary voting purposes pursuant to the terms of the Parent Guarantor’s Organic Documents, such Capital Stock shall not be included for purposes of determining whether the threshold set forth in this clause (i) has been met), (ii) occupation of a majority of the seats (other than vacant seats) on the board of directors or other governing body of the Parent Guarantor by Persons who were not (A) a member of such board or other governing body as of the Closing Date, (B) nominated by such board or other governing body after the Closing Date, or (C) appointed or elected by at least a majority of directors or other equivalent managers that were members of such board or other governing body as of the Closing Date or nominated, appointed or elected after the Closing Date pursuant to clause (B) above or this clause (C), (iii) the Parent Guarantor is not, directly or indirectly, the legal and beneficial holder of 100% of the Capital Stock of AAPK, (iv) the equity owners of either Guarantor approving any plan or proposal for the liquidation or dissolution of the Guarantors, (v) the sale of all or substantially all of the assets of the Guarantors, (vi) Eric McAfee ceases to be the Chairman of the Parent or employed as the Chief Executive Officer of the Parent Guarantor, (vii) Eric McAfee ceases to own, directly or indirectly, at least 1 million shares of the Capital Stock of the Parent Guarantor and (viii) the execution by the either Guarantor or any of its Affiliates of any agreement, letter of intent, commitment, arrangement or understanding with respect to any proposed transaction or event or series of transactions or events that, individually or in the aggregate, may reasonably be expected to result in any of the events in clauses (i) through (vii) above.

(g)           Disposition of Property. Dispose or alienate of any of its Property, whether now owned or hereafter acquired, except dispositions of inventory made by either Guarantor or their respective Subsidiaries in the ordinary course of its business.

(h)          Affiliate Transactions and Intercompany Loans. Enter into any transaction with any other Obligor, Affiliate or Subsidiary or any of its directors or senior or executive officers or senior management, or enter into or assume any employment, consulting or analogous agreement or arrangement with any of its directors or senior or executive officers or senior management, or make any payment to any of its directors or senior or executive officers or senior management; provided, however, that Guarantors may enter into the AAPK Intercompany Note and the Parent Intercompany Note, as applicable.

(i)            Bank Accounts. Open any bank account without the consent of the Agent.

(j)           Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of either Guarantor or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, other than this Limited Guaranty and the other Note Purchase Documents.

(k)           Place of Business. Change the location of its respective chief executive office, principal place of business and registered office from, or maintain Property in any location other than as disclosed in Schedule A(e).

(l)           Amendments of Related Documents. Cancel or terminate any Related Document or consent to or accept any cancellation or termination thereof, amend, modify or change in any manner any term or condition of any Related Document or give any consent, waiver or approval thereunder, waive any default under or any breach of any term or condition of any Related Document, agree in any manner to any other amendment, modification or change of any term or condition of any Related Document or take any other action in connection with any Related Document that would impair the value of the interest or rights of any Noteholder thereunder or that would impair the rights or interests of the Agent or any Noteholder.

(m)           Approved Expenditure. Make any Approved Expenditure or any other expenditure with respect to the development of the Goodland Project or the Mortgaged Property prior to the termination of the Redemption Period.

(n)           Financial Covenants. Permit the ratio of: (a) the sum of (i) the most recent Mortgaged Property Market Value, and (ii) the most recent Riverbank Project Value to (b) the Note Indebtedness, to be less than 2.00:1.00, tested as of the last day of each fiscal quarter.

Schedule 1

Form of Guarantor Compliance Certificate

TO:
Third Eye Capital Corporation, as Agent

AND TO:
The Noteholders

RE:
Compliance Certificate for the [fiscal year / quarter] ended ________________________ (the “Statement Date”)

The undersigned, being a Responsible Officer of each Guarantor, refers to that certain Limited Guaranty, dated as of June [__], 2017 (as amended, varied, supplemented, restated, renewed or replaced at any time and from time to time, the “Limited Guaranty”; capitalized terms used but not defined herein having the meanings set forth therein), among AEMETIS, INC., as Parent Guarantor and Aemetis Advanced Products Keyes, Inc. (“AAPK” and collectively with the Parent Guarantor, the “Guarantors”), in favor of THIRD EYE CAPITAL CORPORATION as administrative agent and collateral agent for and on behalf of the Noteholders (in such aforesaid capacities, or any successor or assign in such capacities, the “Agent”).

1.
I have read the provisions of the Limited Guaranty and other Note Purchase Documents which are relevant to this Compliance Certificate and have made or caused to be made such examinations or investigations as are necessary to enable me to express an informed opinion on the matters contained in this Compliance Certificate.

2.
The representations and warranties of the Guarantors contained in Section 3 and Exhibit A of the Limited Guaranty, or which are contained in any document furnished at any time under or in connection with the Note Purchase Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date.

3.
The Guarantors hereby certify and warrant to you that the following is a true and correct computation as at the date hereof of the ratio contained in Section 2(l) of Exhibit B to the Limited Guaranty:

Minimum Ratio The ratio of: (a) the sum of (i) the most recent Mortgaged Property Market Value, and (ii) the most recent Riverbank Project Value to (b) the Note Indebtedness for the quarter ended on the Statement Date was ___:1.00 which was in compliance with the requirement under Section 2(l) of Exhibit B to the Limited Guaranty.

4.
The Guarantors further certify to you that no Event of Default has occurred or is occurring.

5.
The financial statements delivered herewith pursuant to Sections (c)(1) or (2) of Exhibit B to the Limited Guaranty, as applicable, for the period ended as of the Statement Date fairly present in all material respects the Guarantors’ financial condition as of the Statement Date and Guarantors’ results of operations for the period then ended. There has not been a material adverse change in the financial condition of either Guarantor since the Statement Date.

IN WITNESS WHEREOF, the Guarantors have caused this Compliance Certificate to be executed and delivered by its duly authorized officer on [DATE].

AEMETIS, INC. By: _______________________________ Title: Chief Executive Officer AEMETIS ADVANCED PRODUCTS KEYES, INC. By: _______________________________ Title: Chief Executive Officer